Exhibit 99.1

DEAR SHAREHOLDER

GLADE M. KNIGHT

The second quarter of this year brought continued growth to Apple REIT Nine, Inc. Since the beginning of April, the Company has acquired a total of eight hotels and approximately 417 acres of land. By August 4, 2009, the portfolio included a total of 31 hotels, with 3,691 guestrooms in 13 states, and 113 sites, located on approximately 417 acres of land in the Fort Worth, Texas area, that are being leased to Chesapeake Energy Corporation for the production of natural gas. I am pleased to report that our diverse portfolio was purchased substantially on an all-cash basis. The strength of our balance sheet lends confidence to the stability of our program, even during these uncertain economic times.

On April 14, 2009, Apple REIT Nine acquired two properties in the Austin, Texas market, a 124-room Hampton Inn® and a 97-room Homewood Suites by Hilton®. Both properties are within minutes of the University of Texas, the Austin Convention Center and numerous other area attractions. A few weeks later, the Company acquired a new 104-room Hilton Garden Inn® in Dothan, Alabama. On June 18, 2009, Apple REIT Nine added the new 90-room Courtyard® by Marriott® in Troy, Alabama to the portfolio. The Company also acquired a Fairfield Inn & Suites® by Marriott® and a SpringHill Suites® by Marriott®, each with 200 rooms, located across the street from SeaWorld® in Orlando, Florida and adjacent to Aquatica®, SeaWorld’s waterpark. Apple REIT Nine concluded the month of July with the acquisition of a new 86-room Hampton Inn & Suites® located in Clovis, California, also known as the gateway to the Sierra Mountains. Then on August 3, 2009, Apple REIT Nine purchased a 124-room Hampton Inn & Suites® in Rochester, Minnesota, near the Mayo Clinic and other corporate headquarters.

The Company’s diversified portfolio also now includes approximately 417 acres of land in the Ft. Worth, Texas area, a total of 113 sites that are leased to Chesapeake Energy Corporation under a 40-year agreement. Chesapeake Energy Corporation is using the sites for natural gas production and has agreed to pay Apple REIT Nine an initial annual lease rate of approximately $15.5 million (or a 10.5 percent return on the initial investment) for the first five years with a 10 percent increase in the annual lease rate every five years for the next 30 years. The Company recognized $5.1 million in rent from Chesapeake Energy Corporation during the second quarter of 2009. This unique acquisition does not represent a change in strategy—the core of our acquisitions will remain hotels. We continue to pursue advantageous buying opportunities that will provide our investors with the highest possible returns while protecting shareholder principal.

For the three- and six-month periods ending June 30, 2009, daily rates at our hotels averaged $108 and $111, occupancy averaged 67 percent and 66 percent and revenue per available room was $72 and $73, respectively. Funds from operations (FFO) for the second quarter of this year totaled $10.9 million, or $0.19 per share. For the six-month period ending June 30, 2009, FFO totaled $16.1 million or $0.31 per share. The Company continues to pay an annualized dividend rate of eight percent, based on an $11 share price. Dividends paid during the second quarter of 2009 totaled $0.22 per share.

Although we cannot predict what conditions will be like for the hospitality industry during the remainder of this year, I am optimistic that as we acquire additional properties and the economic downturn subsides, we will see some improvement in operations in the coming months. Thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2009	Six months ended June 30, 2009
(In thousands except statistical data)

REVENUES
Room revenue	$19,195	$35,832
Other revenue	2,313	4,359
Total hotel revenue	$21,508	$40,191
Rental revenue	5,076	5,076
Total revenue	$26,584	$45,267

EXPENSES
Direct operating expense	$5,512	$10,366
Other hotel operating expenses	8,564	16,241
General and administrative	1,059	1,898
Depreciation	3,122	5,774
Acquisition related costs	1,435	2,463
Interest expense, net	545	628
Total expenses	$20,237	$37,370

NET INCOME
Net income	$6,347	$7,897
Net income per share	$0.11	$0.15

FUNDS FROM OPERATIONS (A)
Net income	$6,347	$7,897
Depreciation of real estate owned	3,122	5,774
Acquisition related cost	1,435	2,463
Funds from operations	$10,904	$16,134
Straight-line rent receivable	1,469	1,469
Modified FFO	$9,435	$14,665
FFO per share	$0.19	$0.31
Modified FFO per share	$0.16	$0.28

WEIGHTED-AVERAGE SHARES OUTSTANDING	58,320	51,972

OPERATING STATISTICS
Occupancy	67%	66%
Average daily rate	$108	$111
RevPAR	$72	$73
Number of hotels	27
Dividends per share	$0.22	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2009	December 31, 2008

ASSETS
Investment in real estate, net	$581,042	$346,423
Cash and cash equivalents	88,355	75,193
Other assets	20,881	10,003
Total assets	$690,278	$431,619

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$58,750	$38,647
Other liabilities	4,098	3,232
Total liabilities	62,848	41,879
Total shareholders’ equity	627,430	389,740
Total liabilities & shareholders’ equity	$690,278	$431,619

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principals – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or "straight-line" rent. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2009 and the results of operations for the interim periods ended June 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Dothan, Troy
ARIZONA
Tucson
CALIFORNIA
Clovis, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Orlando (2), Panama City
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
NORTH CAROLINA
Charlotte, Durham
OHIO
Cleveland/Twinsburg
PENNSYLVANIA
Pittsburgh
TENNESSEE
Jackson (2)
TEXAS
Austin (2), Austin/Round Rock, Beaumont, Dallas/Allen (2), Dallas/Duncanville, Dallas/Lewisville, Frisco
VIRGINIA
Bristol

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. On August 4, 2009, the Apple REIT Nine portfolio consisted of 31 hotels with a total of 3,691 guestrooms in 13 states.

MISSION

Apple REIT Nine is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, JACKSON, TN

BACK: RESIDENCE INN, BEAUMONT, TX; HILTON GARDEN INN, LEWISVILLE, TX; HAMPTON INN, PANAMA CITY, FL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®”, Fairfield Inn® by Marriott®”, “SpringHill Suites® by Marriott” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®”, “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.